SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 1, 2000

ATI NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

COLORADO
(State or Other Jurisdiction of Incorporation)

3322832-D                                    84-01089801
(Commission File Number)              (I.R.S. Employer Identification Number)

460 Cedar Street, Fond du Lac, WI   54935
(Address of Principal Executive Offices)(Zip Code)

(920) 922-7030
(Registrant's Telephone Number, Including Area Code)


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

ATI Networks Inc. has received the resignation of the accounting firm, Hoffman, Morrison, and Fitzgerald, P.C. as its independent certifying accountants.

The resignation was accepted by the Company's audit committee.

In connection with the Former Auditor's audit of the fiscal years ended Dec. 31, 1998 and Dec. 31, 1999, (i) there were no disagreements on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditors would have caused them to make reference thereto in their report and (ii) there were no reportable events as defined in paragraph 304(a)(1)(v) of Regulation S-K.

In connection with the Former Auditor's review of the first quarter ended March 31, 2000, (i) the Former Auditor assumes no responsibility for the content of the financial statements or any other information included in the Company's Form 10-QSB for the period ended March 31, 2000; (ii) the Balance Sheet as of March 31, 2000, contained in the Form 10-QSB filed on May 15, 2000, lists among the assets an item with the caption "Sterling Capital Fund" in the amount of $10 million and an item listed under Common Stock with the caption "Class B - 3,000,000 reserved" in the amount of $10 million. Footnote F of these financial statements indicates that "On March 7, 2000, the Company received, for consideration, $10 million in estimated value of media credits from Cable Print New Media." This statement is contested by the Former
Auditor, who stated in Footnote L of the December 31, 1999 financial statements contained in Form 10-KSB/A filed on May 11, 2000, that the media credits were received for "nominal consideration".

After discussions with an SEC deputy accountant, it is the Company's position that the media credits were recorded properly on the balance sheet, since they were received in exchange for consideration, namely a commitment by the company to issue 3 million shares of Class B Common Stock. The Former Auditor maintains their position that the media credits were received for nominal consideration. Therefore, the Hoffman, et al, the Former Auditor, assumes no responsibility for the Company's Form 10-QSB for the period ended March 31, 2000 and confirms that the client-auditor relationship has ceased.

The Company is currently in the process of interviewing several of the Big 6 firms that are familiar with media and ecommerce companies to serve as the company's auditor.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATI NETWORKS, INC.

DATE: June 1, 2000      By:  	 /s/ Lawrence J. Bestor

                      		 Name: Lawrence J. Bestor
                      		 Title: President and CEO